Exhibit 99.1

                                                                                NEWS RELEASE

Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL ANNOUNCES AGREEMENT TO SELL ITS ELECTRONICS BUSINESS TO AGC, INC.

Melville, New York, Wednesday, July 25, 2018…..Park Electrochemical Corp. (NYSE – PKE) announced that it has entered into a definitive agreement to sell its iconic Electronics Business to AGC Inc., formerly Asahi Glass Co., Ltd., based in Tokyo, Japan, for USD $145 million in cash. Park’s Electronics Business develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military/aerospace markets, and includes manufacturing facilities in Singapore, France, Arizona and California and R&D facilities in Arizona and Singapore.

AGC Inc., headquartered in Tokyo, Japan, is the parent company of the AGC Group, a world-leading glass solution provider and supplier of flat, automotive and display glass, chemicals, ceramics and other high-tech materials and components. Based on more than a century of technical innovation, the AGC Group has developed a wide range of cutting-edge products. The AGC Group employs approximately 50,000 people worldwide and generates annual sales of approximately USD $13.3 billion (revenues for fiscal year ended December 31, 2017 were 1,463.5 billion yen) through businesses in approximately 30 countries.

Park originally announced the initiation of a strategic evaluation and possible sale process for the Electronics Business on January 4, 2018. Park conducted a very thorough process over the last six months which culminated in the signing of the definitive agreement to sell the Electronics Business to AGC Inc. The transaction is expected to close in Park’s third fiscal quarter ended November 25, 2018, subject to customary closing conditions and regulatory approvals. Greenhill & Co. LLC served as the financial advisor to Park in connection with the transaction, and Honigman Miller Schwartz and Cohn LLP served as primary legal advisor to Park.

Park will retain its Aerospace Business. Park’s Aerospace Business develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low volume tooling for the global aerospace markets and includes Park’s principal aerospace manufacturing and development facility located in Newton, Kansas and its satellite aerospace manufacturing facility located in Singapore.

Brian Shore, Park’s Chairman and CEO, said, “Park’s illustrious founders, Jerry Shore and Tony Chiesa, started our Electronics Business in 1961 when Park bought a small bankrupt firm named New England Laminates Co. (abbreviated to the iconic name “Nelco”) located on the docks in Stamford, Connecticut. Legend has it that Park paid $200 thousand for this firm. Our Electronics Business was blessed with auspicious beginnings and was grown and enhanced from the start with much innovation and inspiration, as money was not a readily available commodity for Park in those early days. Our early days Electronics Business is reputed to have developed the world’s first Multi-Layer Circuit Board in 1962 for a large OEM which needed to “take weight out” (funny how that is a very relevant theme for Park’s Aerospace Business today) of ICBM rockets. Our Electronics Business was built from nothing to what it is today by being true to Park’s key principles of Integrity and Humility and by hard work and especially by perseverance in the face of adversity. Over the last 57 years since 1961, there were a number of times when our Electronics Business was counted out and forgotten as irrelevant. But we never gave in to self-doubt or gave up. Our People always overcame the adversities. As I have said many times in recent months, our Electronics Business is a very special business with Wonderful Products, Wonderful Technology and especially Wonderful People.”

Brian Shore continued, “To our Electronics Company People, I want you to know that it has been one of my life’s true privileges to work with you over the years. You will probably never understand how much I admire, respect and love you. I will keep you in my thoughts until my last day.”

Brian Shore added, “As you know, on January 4, 2018, we publicly announced the initiation of a strategic evaluation and possible sale process for our Electronics Business. We indicated that, through the process, we would seek a new owner for our Electronics Business which has the human and financial resources, focus and capability to enhance and develop the full potential of the Electronics Business and provide it with the future it deserves. We commented that, ultimately, we would do the right thing for Park, meaning our Shareholders, our People and our Customers and OEMs. We have also publicly stated that, if we did not find the right buyer, we would not sell the Electronics Business at all! The buyer had to be almost ideal for us to consider the sale. The good news we have for you today is that we believe we have found that very special buyer in AGC Inc. AGC, which was founded in 1907, has a glorious history, and obviously has the significant resources, development capabilities and scale to help provide our Electronics Business with the future it deserves. But we wanted to know what is in the Soul of AGC. We wanted to understand what makes AGC tick in order to decide if AGC is the right company to own our Electronics Business and the right employer for our Electronics Business People. One of the first things I learned about AGC is that their beloved founder, Toshiya Iwasaki, said, “Never take the easy way out, but confront difficulties.” I was very intrigued by this quote, as it aligns very well with certain of Park’s key attitudes and principles about our business. And, based on extensive engagement with AGC over the last two months, we have come to strongly believe that AGC is a decent and honorable company and a company of great integrity, which are essential traits for a potential new owner of our Electronics Business. We also believe AGC is a company which understands the value of hard work, perseverance, dedication and unwavering commitment to its objectives and which is willing to sacrifice for the fundamental and long term good of its business, its employees and society. (Sadly, I believe those ideals of perseverance, dedication, commitment and sacrifice are lost on and not valued by current American popular culture.) These traits, which we believe are deeply imbedded in the AGC culture and Soul, lead us to believe that AGC will make the necessary long term commitments to and investments in our Electronics Business and that AGC will be an outstanding owner of our Electronics Business and an outstanding employer for our Electronics Business People. I believe our Electronics Business and our Electronics Business People will be in very good hands with the new owner, AGC. I feel personally very honored and fortunate that an outstanding company such as AGC will take over the ownership and see to the future of the Electronics Business my father and Tony Chiesa started in 1961 in that no-account little factory on the docks in Stamford, Connecticut.”

Brian Shore concluded, “When the sale of our Electronics Business is closed and complete, Park will become an Aerospace Only Company. Like our Electronics Business, our Aerospace Business was built from nothing. It was started ten years ago in a farm field in Newton, Kansas. Like our Electronics Business, our Aerospace Business was built by being true to Park’s key principles of Integrity and Humility and by hard work and perseverance in the face of adversity. As was the case with our Electronics Business, our Aerospace Business was written off and dismissed as irrelevant on more than one occasion in the early days of the journey. But, today, I believe our Aerospace Business is a very special business with very significant opportunities. As an Aerospace Only Company, Park will focus all of its resources and energies into realizing those significant opportunities and achieving Greatness, which is our singular objective.”

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Certain portions of this news release include forward-looking statements, which can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions that predict or indicate future events and trends and that do not report historical matters. Forward-looking statements in this news release include, but are not limited to, Park’s expectations regarding: the closing of the anticipated sale of its Electronics Business and the timing thereof; expected benefits of the sale; developments and business strategies and growth opportunities; and the financial and operational performance and competitive position of Park, as well as the objectives of management, following the closing of the anticipated sale. Forward-looking statements are qualified by important risks and uncertainties, many of which are beyond Park’s control, and assumptions that could cause actual results to differ materially from those forecasted or indicated by such forward-looking statements and include, but are not limited to: the ability of the parties to consummate the sale on the terms set forth in the purchase agreement in a timely manner or at all; the ability to obtain governmental approvals or that such regulatory approvals may result in the imposition of conditions that could cause the parties to abandon the transaction; potential litigation relating to the proposed transaction that could be instituted against Park, AGC or their respective directors; the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the potential benefits of the acquisition to Park’s Electronics Business and its customers, suppliers and employees will not be realized; potential disruption of management’s attention from Park’s Aerospace Business due to the sale and the transition services required thereafter; general conditions in the electronics and aerospace industries; legislative, regulatory and economic developments; Park’s competitive position; the effect of the announcement and completion of the sale on the ability of the Company to maintain relationships with third parties, including its employees, customers and suppliers; any failure to complete the proposed sale could negatively impact the market price of Park’s common stock and the future business and financial results of Park; and the various factors set forth under the caption “Factors That May Affect Future Results” in Item 1 and in Item 1A “Risk Factors” of Park’s Annual Report on Form 10-K for the fiscal year ended February 25, 2018 and in subsequent reports of Park filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Park assumes no obligation to update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low-volume tooling for the aerospace markets and high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military markets. The Company’s manufacturing facilities are located in Kansas, Singapore, France, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporation information is available on the Company’s web site at www.parkelectro.com.

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